CONTENTS OF GENERAL BY-LAW
(By-law No.1)

GENERAL BY LAW OF:

(hereinafter also referred to as By-Law No.1.)
(Incorporated under the Canada Business Corporations Act.)

One
INTERPRETATION

Definitions unless the text otherwise requires:

"ACT" means the Canada Business Corporations Act including as amended by statutes from time to time.

"APPOINT" includes "ELECT" and vice-vrsa.

"ARTICLES" means the articles attached to the Certificate of Incorporation and any amendments.

"BOARD" means the Board of Directors.

"BY-LAWS" means this By-Law and any other by-laws that may become enacted.

"CHEQUE" includes a draft.

"CORPORATION" means the company under which name it has been incorporated.

"MEETING OF THE SHAREHOLDERS" includes the annual meeting of shareholders and "special meetings" as well.

"NON-BUSINESS DAY" means Saturday, Sunday and all legal holidays.

"RECORDED ADDRESS" means the address of each shareholder as recorded on the individual ledger sheets inserted in the Minute Book of the Corporation.

"CANADIAN RESIDENT" includes any individual who is a Canadian Citizen or a permanent resident within the meaning of the Immigration Act.

"SIGNING OFFICER" means, in relation to any instrument, any person to sign the same on behalf of the Corporation, duly authorized.

"UNANIMOUS SHAREHOLDERS AGREEMENT" means a written agreement among all the shareholders of the Corporation, that restricts in whole or in part the powers of the directors as from time to time amended.

TWO
BUSINESS OF THE CORPORATION

2.01 Registered Office

The registered office of the corporation shall be the location as specified and registered from time to time in the articles in conformity with the determination of the BOARD.

2.02 Corporate Seal

The corporate seal shall be in the form impressed hereon.

2.03 Financial Year

The financial year of the Corporation shall end on the day of

2.04 Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by one or more persons, who can be either directors and\or officers of the Corporation, such as Chairman of the Board, President, Secretary, Treasurer or any other office created by a by-law of the Corporation. In addition, the BOARD, by special resolution can direct the person by whom any particular instrument can be signed. Any duly authorized signing officer may affix the corporate seal to any instrument requiring same.

2.05 Banking

The banking of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks or other financial institutions as may be from time to time designated by the BOARD. Such banking transactions shall be transacted under such agreements, instructions and delegations of powers as the BOARD may from time to time prescribe.

2.06 Voting rights in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver proxies for the issuance of voting certificates to exercise the voting rights attaching to any securities held by the Corporation. In addition, the BOARD may direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07 Divisions

The BOARD may cause the business of the Corporation or any part thereof to be divided into one or more divisions on such basis including, without limitation, types of business or operations, geographical territories, product lines or goods or services as the BOARD may consider appropriate in each case.

(a) **Subdivision and Consolidation.**

(b) **Name** - The designation within 2.07 (a) carrying on business under a name other than the name of the Corporation; however, the Corporation's name as same appears in the Certificate of Incorporation or any amendments thereof has to be legibly shown in all contracts , invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

(c) Officers - The appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer (without prejudice to such officer's right under any employment contract or in law) provided that any such officers shall not, as such, be officers of the Corporation.

-.-

THREE
BORROWING AND SECURITIES

3.01 Borrowing Power

Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the BOARD may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a) borrow money on the credit of the Corporation;

(b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured.

(c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 Delegation

The BOARD may from time to time in its discretion delegate the powers as specified in paragraph 3.01 and its subsections by the Act .

FOUR
DIRECTORS

4.01 **Number of Directors**

The BOARD shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

Should the minimum number of directors be one, the sole director shall have the same rights and obligations as attached to the BOARD.

4.02 **Qualification**

No person shall be qualified for election as a director under the age of majority; if he\she is unsound of mind and has been so found by a court in Canada or elsewhere; if he\she is not an individual; or if\she has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be Canadian residents.

4.03 **Election and term**

The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The election shall be by Resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04 **Removal of Directors**

Subject to the Act, the shareholders may by resolution passed at a meeting specially called for that purpose remove any director from office and the vacancy created by the removal may be filled at the same meeting, failing which it may be filled by the BOARD.

4.05 **Vacation of Office**

A director ceases to hold office when:
(a) he dies;
(b) is removed from office by the shareholders
(c) he ceases to be qualified for election as a director;
(d) upon his written resignation.

4.06 **Vacancies**

Subject to the Act , a quorum of the BOARD may fill a vacancy, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure of the shareholders to elect the number or minimum number of directors.

4.07 **Action by the BOARD**

Subject to any unanimous shareholders agreement the BOARD shall manage the business and affairs of the Corporation.

The powers of the BOARD may be exercised:

(a) at a meeting at which a quorum is present; or

(b) by resolution in writing signed by all the directors entitled to vote thereon at a meeting of the BOARD. (Where there is a vacancy in the BOARD, the remaining directors may exercise all the powers of the BOARD so long as a quorum remains in office.)

(c) Where the Corporation has only one director, that director may constitute a meeting.

4.08 **Canadian majority at meetings**

The BOARD shall not transact business at a meeting, other than filling a vacancy in the BOARD, unless a majority of the directors present are Canadian residents, except:

(a) if a director, Canadian resident, approves in writing or by other means of communication the business transacted at the meeting;

(b) a majority of Canadian residents would have been present had that director been present at the Meeting.

4.09 Meeting by Telephone

If all the directors of the corporation consent, a director may participate in a meeting of the BOARD by means of telephone or other communications facilities as permit all persons participating to hear one another, and a director participating in such way is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting and may be given with respect to all meetings of the BOARD.

4.10 Place of Meetings

Meetings of the BOARD may be held at any place in or outside Canada.

4.11 Calling of Meetings.

Meetings of the BOARD shall be held from time to time at such time and at such place as the BOARD may determine.

4.12 Notice of Meeting

Notice of the time and place of each meeting of the BOARD shall be given in the manner provided in section 11 to each director not less than 48 hours before the time when the meeting is to be held. A Notice does not need to specify the purpose or business to be transacted, except to:

(a) submit to the shareholders any matter requiring their approval;
(b) fill a vacancy among the directors or in the office of auditor.
(c) issue securities;
(d) declare dividends;
(e) purchase, redeem or otherwise acquire shares issued;
(f) pay a commission for the sale of shares;
(g) approve a management proxy circular;
(h) approve a take-over bid circular or directors' circular;
(i) approve any annual financial statements;
(j) adopt, amend or repeal by-laws.

4.13 **First Meeting of New Board**

Provided a quorum is present, each newly elected BOARD may without notice hold its first meeting immediately following the meeting of shareholders at which such BOARD is elected.

4.14 **Adjourned Meeting**

Notice of an adjourned meeting is not required if the time and place of the adjourned meeting are announced at the original meeting.

4.15 **Regular Meetings**

The BOARD may appoint regular days in any month or months for regular meetings at a place and hour to be named. A copy of any Resolution fixing such regular meetings shall be sent to each director after passed, but no other notice shall be required except in cases paragraph 4.12 hereinabove and its sub-paragraph.

4.16 **Chairman**

The Chairman of the Meeting shall be the first mentioned between the officers, and who is a director and is present. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.17 **Quorum**

Subject to paragraph 3.08 hereinabove, the quorum for the transaction of business shall consist of two directors or such greater number of directors as the BOARD may from time to time determine.

4.18 **Votes to Govern**

At all meetings of the BOARD every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote unless otherwise specified in a unanimous shareholders agreement.

4.19 Conflict of Interest

A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his\her interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the BOARD or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the BOARD or shareholders. Such a director shall not vote on any resolution to approve the same except as provided by the Act.

4.20 Remuneration and Expenses

Subject to any Unanimous Shareholders Agreement, the directors shall be paid such remuneration for their services as the BOARD may from time to time determine.

The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the BOARD.

Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

-.-

FIVE
COMMITTEES

5.01 Committee of the Board

The Board may appoint one or more committees of the BOARD, however designated, and delegate to any such committee any of the powers of the BOARD except those which pertain to items which, under the Act, a committee of the BOARD has no authority to exercise. A majority of the members of any such committee shall be Canadian residents.

5.02 Transaction of Business

Subject to the provisions of Section 4.09, the powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03 Advisory Bodies

The BOARD may from time to time appoint such Advisory Bodies as it may deem advisable.

5.04 Procedure

Unless otherwise determined by the BOARD , each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

-.-

SIX
OFFICERS

6.01 Appointment

Subject to any Unanimous Shareholders Agreement, the BOARD may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the BOARD may determine, including one or more assistants to any of the officers so appointed. The BOARD may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to paragraphs 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02 Chairman of the Board

The BOARD may from time to time also appoint a chairman of the BOARD who shall be a director.

6.03 Managing Director

The BOARD may from time to time also appoint a managing director who shall be a Canadian resident and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the BOARD, shall have general supervision of the business and affairs of the Corporation, and he shall have such other powers and duties as the BOARD may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04 President

The President shall be the chief operating officer and, subject to the authority of the BOARD, shall have general supervision of the business of the Corporation; and shall have such other powers and duties as the BOARD may specify. During the absence or disability of the managing director, or if no managing director has been appointed the president shall also have the powers and duties of that office.

6.05 Vice-President

A vice-president shall have such powers and duties as the BOARD or the chief executive officer may specify.

6.06 Secretary

The secretary shall attend and be the secretary of all meetings of the BOARD, shareholders and committees of the BOARD and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he\she shall give or cause to be given, as and when instructed, all notices to those thereto entitled; He\she shall be the custodian of the seal of the Corporation, and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he\she shall have such other powers and duties as the BOARD or the chief executive officer may specify.

6.07 Treasurer

The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he\she shall render to the Board whenever required an account of all his transactions as treasurer and of the financil position of the Corporation; and he\she shall have such other powers and duties as the BOARD or the chief executive officer may specify.

6.08 Powers and Duties of Other Officers.

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the BOARD or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the BOARD or the chief executive officer otherwise directs.

6.09 Variation of Powers and Duties

The BOARD may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10 Term of Office

The BOARD, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any emloyment contract or in law. Otherwise each officer appointed by the BOARD shall hold office until his\her successor is appointed, or until his\her earlier resignation.

6.11 Conflict of Interest

An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 4.19.

6.12 **Agents and Attorneys**

The Corporation, by or under the authority of the BOARD, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

-.-

SEVEN
PROTECTION OF DIRECTORS,
OFFICERS AND OTHERS

7.01 **Limitation of Liability**

Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Subject to the foregoing, no director or officer shall be liable:

for the acts, receipts, neglects or defaults of any other director, officer or employee; or

for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired on behalf of the Corporation; or

for the insufficiency or deficiency of any security in or on which any of the moneys of the Corporation shall be invested; or

(7.01 continued)

for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited; or

for any loss occasioned by any error of judgment or oversight on his\her part; or

for any other loss, damage or misfortune which shall happen in the execution of the duties of his\her office or in relation thereto;

provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02 Indemnity

Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all coststs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him\her in respect of any civil, criminal or administrative action or proceeding to which he\she is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

(a) he\she acted honestly and in good faith with a view to the best interest of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he\she had reasonable grounds for believing that his\her conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03 **Insurance**

Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against any liability incurred by him\her in his\her capacity as a director or officer of the Corporation or of another body corporate where he\she acts or acted in that capacity at the Corporation's request.

-.-

EIGHT
SHARES

8.01 **Allotment of Shares**

Subject to the Act, the articles and any unanimous shareholder agreement , the BOARD may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the corporation at such times and to such persons and for such consideration as the BOARD shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02 **Commissions**

The BOARD may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his\her purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03 **Registration of Transfer**

Subject to the Act, no transfer of a share shall be registered in a securities register except on presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the BOARD may from time to time prescribe, on payment of all applicable taxes and any reasonable fees prescribed by the BOARD, on compliance with such restrictions on transfer as are authorized by the articles and on satisfaction of any lien referred to in section 8.10.

8.04 Transfer Agents and Registrars

The BOARD may from time to time appoint one or more agents to maintain, in respect of each class of shares of the Corporation issued by it, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated both registrar and transfer agent. The BOARD may at any time terminate such appointment.

8.05 Non-recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.06 Share Certificates

Every holder of one or more shares of the Corporation shall be entitled, at his\her option, to a share certificate, or to a non-transferable written certificate of acknowledgement of his\her right to obtain a share certificate, stating the number and class or series of shares held by him\her as shown on the securities register.

Such certificates shall be in such form as the BOARD may from time to time approve. Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal.

8.07 Replacement of Share Certificates

The BOARD or any officer or agent designated by it may in its or his\her discretion direct the issue of a new share or other such certificate in lieu of and on cancellation of a certificate that has been mutilated, or in substitution for a certificate claimed to have been lost, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the BOARD may from time to time prescribe, whether generally or in any particular case.

8.08 Joint Holders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.09 Deceased Shareholder

In the event of the death of a holder of any share, the Corporation shall not be required to make any entry in the securities register or to make any dividend or other payments except on proc[illegible]tion of all such documents as may be required by law and on compliance with the reasonable requirements of the Corporation and its transfer agent.

8.10 Lien for Indebtedness

If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

-.-

NINE
DIVIDENDS AND RIGHTS

9.01 DIVIDENDS

Subject to the Act, the BOARD may from time to time declare dividends payable to the shareholders according to respective rights and interest in the Corporation. Dividends be paid in money or property or by the issue of fully paid shares of the Corporation.

9.02 Dividend cheques

A dividend payable in money shall be paid by cheque, and mailed by prepaid ordinary mail to the entitled registered holder , unless such holder otherwise directs. In the case of joint holders the cheque shall be made payable to the order of all of such joint holders. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03 Non-receipt of cheques

In the event of non-receipt of any dividend cheque, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the BOARD may from time to time prescribe, whether generally or in any particular case.

9.04 Record Date for Dividends and Rights

The BOARD may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for the securities of the Corporation. Notice of such record date shall be given to those entitled to receive dividend or exercise their rights shall be given not less than 7 days before such record date in the manner provided by the Act.

If no record date is so fixed, the record date shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the BOARD.

9.05 Unclaimed Dividends

Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

TEN
MEETINGS OF SHAREHOLDERS

10.01 Annual Meetings

The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the BOARD, the managing director or the president may from time to time determine, for the purpose of considering the financial statement and reports required by the Act to be placed before the annual meeting, of electing directors, and of appointing an auditor, and for the transaction of such other business as may properly be brought before the meeting.

In accordance with section 117.1 of the Act, the annual meeting of shareholders can be substituted by Resolutions to which the signatures of all the shareholders entitled to vote at such meeting are affixed to.

In accordance with section 163 of the Act, the shareholders entitled to vote have the right to elect not to appoint an auditor. In this case, also the holders of non-voting shares have to approve this resolution , their signatures being affixed thereto.

Pursuant to such resolution the directors shall appoint an accountant for the ensuing fiscal year.

10.02 Special Meetings

The BOARD, the chairman, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03 Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the BOARD shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.4 Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 11 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholdoer who at the close of business on the record date for notice is entered in the securities register.

Notice of meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's or accountants report, election of directors and reappointment of the incumbent auditor\accountant shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall set out the text of any special resolution to be submitted to the meeting.

Notwithstanding the above, notice of meetings can be substituted by Waiver of Notice signed by all the shareholders entitled to participate at such meetings, or in accordance with section 117.1 of the Canada Business Corporations Act, Resolutions signed by all the shareholders entitled to vote on such resolutions.

10.05 Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting. If no such officer is present , the persons present and entitled to vote shall choose one of their number to be chairman.

10.6 Quorum

Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, or a duly appointed proxyholder or representative for a shareholder so entitled.

In case of a sole shareholder, the shareholder alone shall constitute a quorum.

10.7 Right to Vote

Every person being a holder of voting shares is entitled to vote at such shareholders meetings as is specified in the voting specifications of the class of shares held .

10.08 Proxyholders and representatives

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxy-holder, or one or more alternate proxyholders, to attend and act as his\her\ representative in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing .

Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and that individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder.

Any such proxyholder or representative need not be a shareholder.

10.09 Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others vote the shares, but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

10.10 Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either on a show of hands or on a poll, the chairman of the meeting shall be entitled to a second or casting vote, the whole unless otherwise determined by a unanimous shareholders agreement.

10.11 Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class of shares the shareholder present in person or duly represented as expressed by resolutions constitutes a meeting.

-.-

ELEVEN
NOTICES

11.01 Method of Giving Notices

Any notice shall be sufficiently given if delivered personally or if delivered to the recorded address or if mailed to the recorded address or by any means of prepaid transmitted or recorded communication.

11.02 Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03 Persons entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from which he\she derives his\her title to such share prior to his\her name and address being entered on the securities register, and prior to his furnishing to the Corporation the proof of authority or evidence of his\her entitlement prescribed by the Act.

11.01 **Waiver of Notice**

Notwithstanding anything in paragraphs 11.01, 11.02, 11.03, the Shareholders can waive their right to notice in the form of a written Waiver of Notice signed by all the shareholders entitled to receive such Notice.

In accordance with Section 117.1 of the Canada Business Corporations Act the Waiver of Notice can be substituted by signed Resolutions of all the shareholders entitled to receive notice and to vote at such shareholders meetings as are specified in the class of shares held.

-.-

TWELVE
EFFECTIVE DATE

12.01 **Effective Date**

This by-law shall come into force when made by the BOARD in accordance with the Act and approved by the shareholders entitled to vote thereon.

12.02 **Repeal**

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law.

The repeal shall not affect the previous operation of any by-law so repealed or affect the validity of anything prior to the repeal of any such by-law.

President or Secretary

BORROWING BY-LAW OF:

(hereinafter also referred to as By-Law No.2)

BE IT ENACTED as a by-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporations as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the BOARD may from time tome on bhelf of the Corporation, without authorization of the shareholders:

(a) borrow money on the credit of the Corporation;

(b) issue, reiusse, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the corporation whether secured or unsecured;

(c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

The above forms the entire text of the general borrowing by-law duly confirmed by the directors and shareholders of the Corporation.

President or Secretary

"WATER BANK OF AMERICA INC.

BANKING BY-LAW

BY-LAW NUMBER 3

The following banking by-law, also referred to as by-law number 3, has been adopted by resolution of the Board of directors and confirmed by resolution of the shareholders, in conformity with the Act.

IT IS HEREBY RESOLVED:

1. That the directors of the Corporation shall be authorized to borrow money upon the credit of the Corporation, for the required amounts, by way of loan, overdraft or otherwise from a bank or financial institution.

2. That all promissory notes and other negotiable instruments, including partial and complete renewals covering such loans as well as the interest accruing therefrom, given to the said bank or financial institution and signed in the name of the Corporation by its officers authorized to sign negotiable instruments on behalf the Corporation, shall bind the Corporation.

3. That the directors may secure such loans or the execution of any other obligation contracted by the Corporation in favour of the bank or financial institution by way of mortgage, hypothec, charge or pledge on all property, moveable or immoveable, present or future, of the Corporation. Any mortgage, hypothec, charge or pledge so granted by the Corporation and signed by its officers authorized to sign negotiable instruments on behalf the Corporation, shall bind the Corporation.

4. That all contracts, deeds, documents, grants and other guarantees reasonably required by the said bank or financial institution or its lawyer or notary, for the purposes stated above, shall be executed, completed, and delivered by the authorized officers of the Corporation.

5. When the present by-law has been confirmed by the shareholders of the Corporation, it shall remain in force until another by-law repealing it is confirmed by the shareholders and a copy is delivered to the said bank or financial institution.

DECLARATION

I HEREBY CERTIFY that this is a true copy of by-law number 3 duly adopted by the Corporation, in conformity with the Act.

....

President and/or Secretary